Exhibit 10.39

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement, effective November 12, 2018 (the “Amendment”), modifies the Employment Agreement (the “Agreement”) by and between Famous Dave’s of America, Inc., a Minnesota Corporation (the “Company”), and Paul Malazita (“Executive”), effective March 6, 2018. This Amendment is made in accordance with Section 9(c) of the Agreement. All of the capitalized terms not otherwise defined in this Amendment have the same respective meanings as contained in the Agreement. The provisions of the Agreement that are not modified by this Amendment shall remain in full force and effect pursuant to their terms.

WHEREAS, the Executive is currently serving as the Company’s interim CFO; and

WHEREAS, Executive wishes to continue to be employed by the Company and the Company desires to continue to employ Executive as permanent CFO on the terms and conditions set forth in the Agreement, as modified by this Amendment.

NOW, THEREFORE, in consideration of these premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the parties hereto agree to the following amendments to the Agreement:

1.	Base Salary. The Base Salary provision in Section 3(a) of the agreement is deleted in its entirety and replaced with the following provision:

Base Salary. The Company shall pay to Executive the sum of ONE HUNDRED EIGHTY THOUSAND DOLLARS ($180,000) as an annual salary (the “Base Salary”), payable in accordance with the normal payroll practices of the Company.

2.	Bonus. The Bonus provision in Section 3(b)(i) of the Agreement is deleted in its entirety and replaced with the following provision:

Executive shall be eligible to receive a discretionary annual Bonus, which shall be determined by the Board in its sole discretion based upon Executive’s achievement of milestones, with said milestones reasonably determined by the Board prior to the commencement of each fiscal year. The target amount of each annual Bonus is expected to be 50% of Base Salary (however these are targets and not guaranteed amounts), which at the discretion of the Board of Directors, could be paid up to 20% in Stock of the Company.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the day and year first above written.

FAMOUS DAVE’S OF AMERICA, INC.EXECUTIVE

By: /s/ Jeffery Crivello/s/ Paul M. Malazita
Name: Jeffery CrivelloPaul Malazita
Title: Chief Executive Officer